Exhibit 5.1

KELLEY DRYE & WARREN llp

A LIMITED LIABILITY PARTNERSHIP

New York, NY	400 Atlantic Street	FACSIMILE
Washington, DC	Stamford, CT 06901	(203) 327-2669
Los Angeles, CA	————	www.kelleydrye.com
Chicago, IL	(203) 324-1400
Parsippany, NJ
————
BRUSSELS, BELGIUM
————
AFFILIATE OFFICE
MUMBAI, INDIA

January 20, 2015

The Board of Directors of

General Agriculture Corporation

Room 801, Plaza B, Yonghe Building

No. 28 AnDingMen East Street

Dongcheng District

Beijing, China 100007

Ladies and Gentlemen:

We have acted as special counsel to General Agriculture Corporation, a Delaware corporation (the "Company"), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-200292) filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2014 (as amended, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale of shares of common stock, par value $0.0001 per share, of the Company (the "Shares").

As such special counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

We have examined: (i) the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended through the date hereof; (ii) records of corporate proceedings of the Company, as made available to us by officers of the Company; (iii) an executed copy of the Registration Statement and all exhibits thereto, in the form filed with the SEC, including, without limitation, the specimen certificate representing the Common Stock; (iv) a certificate of an officer of the Company relating to the matters referred to herein; and (v) such matters of law deemed necessary by us in order to deliver this opinion. We have assumed, without independently verifying or having any duty to independently verify, that all agreements mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Company) and are enforceable. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

KELLEY DRYE & WARREN llp

January 20, 2015

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This opinion is subject to the following additional limitations and qualifications:

(a)          We express no opinion concerning any law of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

(b)          We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized and, when the price upon which the Shares are to be sold has been approved by or on behalf of the Board of Directors of the Company (or a duly authorized committee of such Board of Directors) and the Shares have been issued and delivered against payment in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

KELLEY DRYE & WARREN llp

January 20, 2015

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Very truly yours,

/s/ Kelley Drye & Warren LLP

KELLEY DRYE & WARREN LLP